Exhibit 13.1 b

SECOND AMENDED AND RESTATED SERVICES AGREEMENT

THIS AGREEMENT, amended and restated as of December 1, 2001, is entered into between each Fund listed on Schedule 1, as may be amended from time to time, severally and not jointly, and Federated Shareholder Services Company, ("FSSC"). Unless otherwise defined herein, Section 10 sets forth the definition of capitalized terms used in this Agreement.

WHEREAS, Schedule 1 to this Agreement sets forth the classes of Shares for which the Funds will compensate persons who agree to provide services to Shareholders and assist in the maintenance of Shareholder accounts (“Services”);

WHEREAS, FSSC and certain of the Funds entered into a Shareholder Services Agreement dated March 1, 1994 and amended September 1, 1995, (the “Prior Agreement”) which provided for FSSC to enter into agreements for Services with third parties (“Third-Party Agreements”) and to utilize fees received under the Prior Agreement to compensate third parties pursuant to such Third-Party Agreements;

WHEREAS, it is contemplated that hereafter, the Funds will compensate third-parties for Services directly, and that FSSC will no longer enter into Third-Party Agreements;

WHEREAS, FSSC will continue to compensate third parties pursuant to any Third-Party Agreements and the Funds will continue to make payments to FSSC to fund those obligations; and

WHEREAS, FSSC will also receive fees for Services it provides to Shareholders under this Agreement.

NOW THEREFORE, the parties agree to amend and restate the Agreement as follows:

SECTION 1.                    Agreement to Provide Services

(a)                 Services. FSSC agrees to provide Services for Shareholders of the Funds that have fully-disclosed accounts in the Funds for which either (i) Federated Securities Corp. or any other affiliate of FSSC is the dealer of record; or (ii) for which the dealer of record does not provide Services (collectively, the “FSSC Accounts”). FSSC shall also provide Services or cause Services to be provided to Shareholders whose accounts are subject to Third-Party Agreements. Services shall include, but are not limited to, telephone, mail or electronic communications with Shareholders.

(b)                Delivery of Disclosure Documents. Upon request by a customer that is a Shareholder of the Funds, FSSC will send a copy of the current Prospectus (and, if expressly requested, Statement of Additional Information), annual report or semi-annual report for any Fund (“Disclosure Documents”) to the customer within three (3) business days of such request.

(i)                                     The Funds will furnish to FSSC at the Funds’ own expense such number of copies of the then-current Disclosure Documents as FSSC requests to satisfy its obligations under this paragraph.

(ii)                                   FSSC covenants to the Funds that it will not make any representations concerning any Shares other than those contained in the Disclosure Documents of the applicable Fund.

(iii)                                 The parties may agree from time to time to set appropriate security procedures and to perform electronically certain of their obligations under this Agreement, including without limitation the delivery of requested Disclosure Documents.

(c)                 FSSC shall not have any obligation to pay the cost of producing or delivering Disclosure Documents or any other costs incurred by the Funds in connection with the Services provided hereunder.

SECTION 2.                    Service Fees Payable to FSSC

(a)                 During the term of this Agreement, FSSC will be entitled to receive from each Fund as full compensation for Services rendered hereunder a fee calculated daily at an annual rate, as set forth Schedule 1 to this Agreement, of up to 0.25% of average net assets held in FSSC Accounts of each Fund. Service fees paid by the Funds are in addition to other fees paid by the Funds such as those paid pursuant to an Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement and fees paid pursuant to each Fund’s Distributor’s Contract.

(b)                For so long as any Third-Party Agreement remains in effect, FSSC shall be entitled to receive fees from the Funds calculated daily at an annual rate, as set forth in Schedule 1 to this Agreement, of up to 0.25% on the average net assets held in accounts of each Fund for which Services are provided by such third-parties which amount shall be paid by FSSC in accordance with such Third-Party Agreements.

(c)                 The Funds shall pay service fees to FSSC in accordance with their regular payment schedules. For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect with respect to such Fund during the period.

SECTION 3.                    Agreements with Other Service Providers

Each Fund hereby appoints FSSC as the Fund’s agent to enter into agreements with financial intermediaries that are not registered as broker/dealers under the 1934 Act (each an “Unregistered Intermediary”) to provide Services to their customers that are Shareholders of the Fund. Each Fund agrees to pay Service Fees at an annual rate as set forth in Schedule 1 to this Agreement of up to 0.25% of the average net assets held in Fund accounts for which an Unregistered Intermediary has agreed to provide Services. Any such accounts shall not be treated as FSSC Accounts for purposes of this Agreement.

SECTION 4.                    Representations

(a)                 Each party represents and warrants to the other party that:

(i)                                     Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii)                                   Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii)                                 No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any contractual restriction binding on or affecting it.

(iv)                                  Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or law).

(v)                                   Compliance with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure to so comply would materially impair its ability to perform its obligations under this Agreement.

SECTION 5.                    Indemnification and Limitation of Liability

(a)                 In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of FSSC and its trustees, officers, employees, agents and representatives, the Funds agree to indemnify FSSC and its trustees, officers, employees, agents and representatives against any and all claims, demands, liabilities and reasonable expenses (including attorneys’ fees), related to or otherwise connected with (i) any breach by the Funds of any provision of this Agreement; or (ii) any action by a Fund’s Shareholder against FSSC.

(b)                FSSC shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no event shall FSSC be liable for indirect or consequential damages.

(c)                 Any person, even though also an officer, trustee, partner, employee or agent of FSSC, who may be or become an officer, employee or agent of any Fund or a member of a Fund's Board, shall be deemed, when rendering services to such Fund or acting on any business of such Fund (other than services or business in connection with the duties of FSSC hereunder) to be rendering such services to or acting solely for such Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of FSSC even though paid by FSSC.

(d)                FSSC is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each Fund that is a Massachusetts business trust and agrees that the obligations assumed by each such Fund pursuant to this Agreement shall be limited in any case to such Fund and its assets and that FSSC shall not seek satisfaction of any such obligations from the Shareholders of such Fund, the Trustees, Officers, Employees or Agents of such Fund, or any of them.

(e)                 The provisions of this Section shall survive the termination of this Agreement.

SECTION 6.                    Privacy Policy

(a)                 The parties acknowledge that:

(i)                                     The Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

(ii)                                   Regulation S-P permits financial institutions, such as the Funds, to disclose “nonpublic personal information” (“NPI”) of its “customers” and “consumers” (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Funds, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13); and

(iii)                                 Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR § 248.13).

(b)                The parties agree that the Funds may disclose Shareholder NPI to FSSC as agent of the Funds and solely in furtherance of fulfilling FSSC’s contractual obligations under the Agreement in the ordinary course of business to support the Funds and their Shareholders.

(c)                 FSSC hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR §248.15, or in connection with joint marketing arrangements that the Funds may establish with FSSC in accordance with the limited exception set forth in 17 CFR 248.13.

(d)                FSSC represents and warrants that, in accordance with 17 CFR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

(i)                                     Insure the security and confidentiality of records and NPI of Fund customers;

(ii)                                   Protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI; and

(iii)                                 Protect against unauthorized access or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

(e)                 FSSC may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds (“Fund Affiliates”); (b) affiliated persons of FSSC (“Service Provider Affiliates”) (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with FSSC or the Funds (“Nonaffiliated Third Party”) under the service and processing (§248.14) or miscellaneous (§248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which FSSC received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (§248.13), provided FSSC enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

(f)                  FSSC may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

(g)                The provisions of this Section shall survive the termination of the Agreement.

SECTION 7.                    Notices

(a)                 All notices of any kind to be given hereunder shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by fax or e-mail (with confirming copy by mail).

(b)                Unless otherwise notified in writing, all notices to any Fund shall be given or sent to such Fund at:

5800 Corporate Drive

Pittsburgh, Pennsylvania 15237-7000

Attention: President

(c)                 Unless otherwise notified in writing, all notices to FSSC shall be given or sent to:

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222-3779

Attention: President

SECTION 8.                    Assignments and No Third-Party Rights

(a)                 Except for any Third-Party Agreements entered into prior to the date of this Agreement, this Agreement will not be assigned or subcontracted by either party, without prior written consent of the other party, except that either party may assign or subcontract this Agreement to an affiliate controlled, controlled by, or under common control with the assigning or subcontracting party without such consent. Subject to the preceding, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of permitted assigns and subcontractors of the parties. In no event shall the Funds be obligated to make any payment under this Agreement to any person other than FSSC.

(b)                Nothing expressed or referred to in this Agreement will be construed to give anyone other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted assigns and subcontractors.

SECTION 9.                    Force Majeure

If either party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of war or terrorism, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God, and similar occurrences (“Force Majeure”), this Agreement will remain in effect and the non-performing party’s obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which period shall not exceed fifteen (15) business days), provided that:

(i)                                     the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

(ii)                                   the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

(iii)                                 no obligations of either party that accrued before the Force Majeure are excused as a result of the Force Majeure;

(iv)                                  the non-performing party uses all reasonable efforts to remedy its inability to perform as quickly as possible.

SECTION 10.                  Definition of Terms

(a)                 “1934 Act” means the Securities Exchange Act of 1934, and “1940 Act” means the Investment Company Act of 1940, in each case as amended and in effect at the relevant time.

(b)                “Fund” means an investment company registered under the 1940 Act and, in the case of a “series company” as defined in Rule 18f-2(a) under the 1940 Act, each individual portfolio of the series company, set forth on Schedule 1 to this Agreement from time to time. “Funds” means the Funds listed on Schedule 1 collectively.

(c)                 “Prospectus” means, with respect to any Shares the most recent Prospectus and Statement of Additional Information (“SAI”) and any supplement thereto, pursuant to which a Fund publicly offers the Shares; provided, however, that this definition shall not be construed to require FSC, Dealer or any Fund to deliver any SAI other than at the express request of Dealer’s customer.

(d)                “Shares” means (1) shares of beneficial interest in a Fund organized as a business trust; and (2) shares of capital stock in a Fund organized as a corporation. With respect to a Fund that has established separate classes of Shares in accordance with Rule 18f-3 under the 1940 Act, Shares refers to the relevant class. “Shareholder” means the beneficial owner of any Share.

SECTION 11.                  Miscellaneous

(a)                 This Agreement may be terminated by either party by giving the other party at least sixty (60) days' written notice thereof.

(b)                This Agreement may be amended only by a writing signed by both parties, provided that, any Fund may amend Schedule 1 from time to time by sending a copy of the amended Schedule to FSSC. Any such amendment shall be effective ten (10) days after notice thereof.

(c)                 This Agreement constitutes (along with its Schedules) a complete and exclusive statement of the terms of the agreement between the parties and supersedes any prior agreement with respect to its subject matter.

(d)                This Agreement has been entered into between FSSC and each Fund severally and not jointly, and the provisions this Agreement shall apply separately to each Fund. No Fund shall be obligated to make any payments to FSSC under this Agreement other than with respect to its Shares. No breach of this Agreement by a Fund, or by FSSC against a Fund, shall constitute a breach of this Agreement with respect to any other Fund.

(e)                 This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

(f)                  If any provision of this Agreement is held invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid and unenforceable.

(g)                This Agreement will be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the parties in the courts of the Commonwealth of Pennsylvania, County of Allegheny, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Each party waives its right to a jury trial.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:	Funds (listed on Schedule 1)

/s/ John W. McGonigle	By:/s/ John F. Donahue
John W. McGonigle	John F. Donahue
Secretary	Chairman

Attest:	Federated Shareholder Services Company

/s/ Timothy S. Johnson	By: /s/ Arthur L. Cherry, Jr.
Timothy S. Johnson	Arthur L. Cherry, Jr.
Secretary

SCHEDULE 1

TO SECOND AMENDED AND RESTATED SERVICES AGREEMENT

(3/1/2026)

The following lists the Funds and Shares subject to the Second Amended and Restated Services Agreement (“Agreement”) which have the ability to charge the maximum 0.25% Service Fee payable by the Funds pursuant to the Agreement.

FEDERATED HERMES ADJUSTABLE RATE SECURITIES TRUST
Federated Hermes Adjustable Rate Fund	Class A Shares
Institutional Shares

FEDERATED HERMES ADVISER SERIES
Federated Hermes Emerging Markets Equity Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes Conservative Microshort Fund	Class A Shares
Institutional Shares
Federated Hermes Conservative Municipal Microshort Fund	Class A Shares
Institutional Shares
Federated Hermes SDG Engagement Equity Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes SDG Engagement High Yield Credit Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes US SMID Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes International Equity Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes International Growth Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes MDT Large Cap Value Fund	Service Shares
Class A Shares
Class C Shares
Federated Hermes MDT Market Neutral Fund	Class A Shares

FEDERATED HERMES EQUITY FUNDS
Federated Hermes MDT Small Cap Value Fund (formerly, Federated Hermes Clover Small Value Fund)	Class A Shares
Class C Shares
Federated Hermes International Strategic Value Dividend Fund	Class A Shares
Class C Shares
Federated Hermes Kaufmann Fund	Class A Shares
Class C Shares
Class R Shares
Federated Hermes Kaufmann Large Cap Fund	Class A Shares
Class C Shares
Federated Hermes Kaufmann Small Cap Fund	Class A Shares
Class C Shares
Federated Hermes MDT Mid Cap Growth Fund	Class A Shares
Class C Shares
Federated Hermes Prudent Bear Fund	Class A Shares
Class C Shares
Federated Hermes Strategic Value Dividend Fund	Class A Shares
Class C Shares

FEDERATED HERMES STRATEGIC DIVIDEND GROWTH FUND, INC. (formerly Federated Hermes Equity Income Fund, Inc.)	Class A Shares
Class C Shares
Class F Shares

FEDERATED HERMES FIXED INCOME SECURITIES, INC.
Federated Hermes Municipal Ultrashort Fund	Class A Shares
Federated Hermes Strategic Income Fund	Class A Shares
Class C Shares
Class F Shares

FEDERATED HERMES GLOBAL ALLOCATION FUND	Class A Shares
Class C Shares

FEDERATED HERMES GOVERNMENT INCOME TRUST
Federated Hermes Government Income Fund	Service Shares

FEDERATED HERMES SUSTAINABLE HIGH YIELD BOND FUND, INC.	Class A Shares
Class C Shares

FEDERATED HERMES HIGH YIELD TRUST
Federated Hermes Opportunistic High Yield Fund	Service Shares
Class A Shares
Class C Shares

FEDERATED HERMES INCOME SECURITIES TRUST
Federated Hermes Capital Income Fund	Class A Shares
Class C Shares
Class F Shares
Federated Hermes Floating Rate Strategic Income Fund	Class A Shares
Federated Hermes Fund for U.S. Government Securities	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes Intermediate Corporate Bond Fund	Institutional Shares
Service Shares
Federated Hermes Muni and Stock Advantage Fund	Class A Shares
Class C Shares
Class F Shares
Federated Hermes Inflation Protected Securities Fund	Class A Shares
Class C Shares
Institutional Shares
Federated Hermes Short-Term Income Fund	Class A Shares
Service Shares

FEDERATED HERMES INDEX TRUST
Federated Hermes Max-Cap Index Fund	Class C Shares
Institutional Shares
Service Shares
Federated Hermes Mid-Cap Index Fund	Service Shares

FEDERATED HERMES INSTITUTIONAL TRUST
Federated Hermes Government Ultrashort Fund	Class A Shares
Service Shares
Federated Hermes Institutional High Yield Bond Fund	Class A Shares
Class C Shares
Federated Hermes Short-Intermediate Total Return Bond Fund	Class A Shares
Service Shares

FEDERATED HERMES INSURANCE SERIES
Federated Hermes Fund for US Government Securities II
Federated Hermes High Income Bond Fund II	Primary Shares
Service Shares
Federated Hermes Kaufmann Fund II	Primary Shares
Service Shares
Federated Hermes Managed Volatility Fund II
Federated Hermes Government Money Fund II	Service Shares

FEDERATED HERMES INVESTMENT SERIES FUNDS, INC.
Federated Hermes Corporate Bond Fund	Class A Shares
Class C Shares
Class F Shares

FEDERATED HERMES MDT SERIES
Federated Hermes MDT All Cap Core Fund	Class A Shares
Class C Shares
Federated Hermes MDT Large Cap Growth Fund	Class A Shares
Class C Shares
Federated Hermes MDT Small Cap Core Fund	Class A Shares
Class C Shares
Federated Hermes MDT Small Cap Growth Fund	Class A Shares
Class C Shares
Federated Hermes MDT Balanced Fund	Class A Shares
Class C Shares

FEDERATED HERMES MUNICIPAL BOND FUND, INC.	Class A Shares
Class C Shares
Class F Shares
Institutional Shares

FEDERATED HERMES MUNICIPAL SECURITIES INCOME TRUST
Federated Hermes Municipal High Yield Advantage Fund	Class A Shares
Class C Shares
Class F Shares
Federated Hermes Ohio Municipal Income Fund	Class A Shares
Class F Shares
Institutional Shares
Federated Hermes Pennsylvania Municipal Income Fund	Class A Shares
Class A Shares
Institutional Shares

FEDERATED HERMES SHORT-INTERMEDIATE DURATION MUNICIPAL TRUST
Federated Hermes Short-Intermediate Municipal Fund	Class A Shares
Institutional shares
Service Shares

FEDERATED HERMES TOTAL RETURN GOVERNMENT BOND FUND	Service Shares

FEDERATED HERMES TOTAL RETURN SERIES, INC.
Federated Hermes Total Return Bond Fund	Class A Shares
Class C Shares
Service Shares
Federated Hermes Ultrashort Bond Fund	Class A Shares
Institutional Shares
Service Shares

FEDERATED HERMES SHORT-INTERMEDIATE GOVERNMENT TRUST
Federated Hermes Short-Intermediate Government Fund	Service Shares

FEDERATED HERMES WORLD INVESTMENT SERIES, INC.
Federated Hermes Emerging Market Debt Fund	Class A Shares
Class C Shares
Federated Hermes International Leaders Fund	Class A Shares
Class C Shares
Federated Hermes International Small-Mid Company Fund	Class A Shares
Class C Shares

FEDERATED HERMES INTERMEDIATE MUNICIPAL TRUST
Federated Hermes Intermediate Municipal Fund	Class A Shares
Institutional Shares

FEDERATED HERMES MONEY MARKET OBLIGATIONS TRUST
Federated Hermes California Municipal Cash Trust	Capital Shares
Cash II Shares
Cash Series Shares
Wealth Shares
Service Shares
Federated Hermes Capital Reserves Fund
Federated Hermes Government Obligations Fund	Advisor Shares
Administrative Shares
Capital Shares
Cash II Shares
Cash Series Shares
Institutional Shares
Select Shares
Service Shares
Trust Shares
SDG Shares
Federated Hermes Government Obligations Tax-Managed Fund	Automated Shares
Institutional Shares
Service Shares
Federated Hermes Government Reserves Fund	Class A Shares
Class C Shares
Class F Shares
Class P Shares
Federated Hermes Money Market Management Digital Transfer Fund	Reserve Shares
Federated Hermes Municipal Obligations Fund	Automated Shares
Capital Shares
Cash II Shares
Cash Series Shares
Wealth Shares
Investment Shares
Service Shares
Federated Hermes New York Municipal Cash Trust	Cash II Shares
Cash Series Shares
Service Shares
Wealth Shares
Federated Hermes Prime Cash Obligations Fund	Advisor Shares
Automated Shares
Capital Shares
Cash II Shares
Cash Series Shares
Class R Shares
Wealth Shares
Service Shares
Trust Shares
Federated Hermes Institutional Prime Obligations Fund	Capital Shares
Institutional Shares
Service Shares
Federated Hermes Tax-Free Obligations Fund	Advisor Shares
Service Shares
Wealth Shares
Federated Hermes Institutional Tax-Free Cash Trust	Institutional Shares
Premier Shares
Federated Hermes Treasury Obligations Fund	Administrative Shares
Advisor Shares
Automated Shares
Capital Shares
Cash Management Shares
Institutional Shares
Premier Shares
Select Shares
Service Shares
Trust Shares
Federated Hermes Trust for U.S. Treasury Obligations	Cash II Shares
Cash Series Shares
Institutional Shares
Service Shares
Federated Hermes U.S. Treasury Cash Reserves	Advisor Shares
Administrative Shares
Cash Reserves Shares
Institutional Shares
Premier Shares
Select Shares
Service Shares